UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2014

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    (203) 272-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Alexion Pharmaceuticals, Inc. held its Annual Meeting of Shareholders on May 5, 2014 in New Haven, Connecticut. The results of the matters voted on by the shareholders are set forth below.

1.    The election of directors:

	Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes

Max Link	168,235,753	210,549	2,862,836	7,797,214
Leonard Bell	169,311,315	27,037	1,970,786	7,797,214
William R. Keller	167,960,262	1,627,939	1,720,937	7,797,214
John T. Mollen	170,991,273	25,706	292,159	7,797,214
R. Douglas Norby	166,950,241	1,883,117	2,475,780	7,797,214
Alvin S. Parven	160,539,189	5,081,881	5,688,068	7,797,214
Andreas Rummelt	169,588,445	34,450	1,686,243	7,797,214
Ann M. Veneman	168,014,717	1,608,086	1,686,335	7,797,214

2.	The non-binding advisory vote to approve the compensation paid to Alexion’s named executive officers as described in Alexion’s 2014 proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes

169,768,073	1,306,664	234,401	7,797,214

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm:

Votes For	Votes Against	Abstentions

178,363,991	586,348	156,013

4.
Shareholder proposal requesting the Board of Directors to adopt a rule to redeem any current or future shareholder rights plan, or amendment thereto, unless such plan is submitted to a shareholder vote within 12 months:

Votes For	Votes Against	Abstentions	Broker Non-Votes

156,364,027	13,846,822	1,098,289	7,797,214

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Vice President of Law and Corporate Secretary